UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia, (Address of principal executive offices)	V6E 3C9 (Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

2018 Annual Meeting of Stockholders

City Office REIT, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) at the Company’s corporate offices in Vancouver, British Columbia, on Thursday, May 3, 2018. The proposals considered and approved by stockholders at the 2018 Annual Meeting were the following:

•	the election of six directors to the board of directors; and

•	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Election of Directors

Each of the individuals listed below was duly elected as a director of the Company to serve until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Set forth below are the results of the vote for the election of directors:

Name	Votes For	Votes Against	Abstentions	Broker Non- Votes
John McLernon	23,449,730	617,912	48,163	8,682,564
James Farrar	23,732,305	334,836	48,664	8,682,564
William Flatt	23,628,490	440,456	46,859	8,682,564
Mark Murski	23,664,571	402,822	48,411	8,682,565
Stephen Shraiberg	23,285,937	780,943	48,924	8,682,565
John Sweet	23,725,586	341,554	48,664	8,682,565

Appointment of Independent Registered Public Accounting Firm

A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2018 was also presented at the 2018 Annual Meeting. Set forth below are the results of the vote for the ratification of the appointment of KPMG LLP as the Company’s independent auditor:

Votes For	Votes Against	Abstentions
32,680,926	68,090	49,353

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: May 4, 2018	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer